EXHIBIT 10.8

                     SOFTWARE SALE AND ASSIGNMENT AGREEMENT

This agreement (the "Agreement") is made as of April 23, 2003 (the "Effective Date") between EASTMAN KODAK COMPANY, a corporation organized and existing under the laws of New Jersey with its principal office at 343 State Street, Rochester, New York, ("Kodak"), and FRONT PORCH DIGITAL, INC., a corporation organized and existing under the laws of Nevada with its principal office at 20000 Horizon Way, Mt. Laurel, New Jersey 08054 (hereinafter referred to as "FPDI").

     WHEREAS, FPDI owns or licenses from third parties with the right to sublicense to customers in the course of its business certain archiving software programs for the Medical Imaging and Information Management Market known as DIVA software ("DIVA Medical Software");

     WHEREAS, FPDI is no longer interested in continuing to commercially exploit such DIVA Medical Software in its business operations;

     WHEREAS, KODAK desires to purchase and have assigned to it such DIVA Medical Software and have sublicensed (or assigned as the case may be) to it any third party software licensed to FPDI and included with the DIVA Medical Software; and

     WHEREAS, KODAK desires to offer employment to thirteen current employees of FPDI's wholly-owned French subsidiary, Front Porch Digital International SAS ("FPDISAS"), who are necessary for future development, maintenance, support and licensing of such DIVA Medical Software.

     NOW, THEREFORE, in consideration of the terms and conditions of this Agreement, the parties agree as follows:

1.   DEFINITIONS.

1.1. "Assigned Software" means the DIVA Medical Software applications in all formats, associated documentation and tools owned by FPDI, including without limitation work product


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conceived or under development as of the Effective Date, as well as the DIVANet product and related software for the Medical Imaging and Information Management Market developed after the Effective Date, and to be assigned to KODAK, as listed in Appendix 1.

1.2 "Third Party Software" means the DIVA Medical Software applications in all formats, associated documentation, and tools licensed by FPDI or FPDISAS from third parties, as listed in Appendix 2.

1.3 "DIVA Medical Software Employees" means those FPDISAS employees listed in Appendix 3.

1.4. "Software Support Customers" means those FPDI-KODAK common customers, as listed in Appendix 4, whose express or implied contracts with FPDISAS call for certain ongoing software support for DIVA Medical Imaging Software.

1.5. "DIVA Non-Medical Market Software" means that DIVA software customized for applications outside the Medical Imaging and Information Management Market that is substantially similar to the DIVA Medical Software, but retained by FPDI for its continued business operations.

1.6. "Medical Imaging and Information Management Market" means those customers who purchase products and services that utilize medical, dental, or veterinary data of any kind, including without limitation doctors, dentists, veterinarians, hospitals, clinics, pharmacies, health care insurers, and any international, federal, state, and local government agencies only to the extent that that such agencies are purchasers of medical imaging and information management products and services.

1.7. "Non-Medical Market" means those customers who purchase products and services other than for the Medical Imaging and Information Management Market, including any international, federal, state and local government agencies to the extent that such agencies purchase products or services other than for medical imaging and information management.

1.8. "KODAK's Contact" means Michael Jackman whose address is 343 State Street, MC 01131, Rochester, NY 14650-1131.

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

1.9. "FPDI's Contact" means Michael Knaisch whose address is 1140 Pearl Street, Boulder, CO 80302.

2.   ASSIGNMENT

2.1. FPDI assigns to KODAK, its successors and assigns all of FPDI's worldwide right, title and interest and benefit in and to the Assigned Software, including, without limitation, all of FPDI's worldwide right, title, interest and benefit in and to the copyright rights therein under the copyright laws of the United States and all foreign countries for the full term or terms thereof (and including all copyright rights accruing by reason of copyright treaties and conventions). The rights assigned by this paragraph include, without limitation, any renewal, extension or revision of any copyright now or hereafter provided by law and all rights to make applications for and receive copyright registrations therefor, insofar as any copyright right in the Assigned Software, or any part thereof is not considered to vest in or be owned by KODAK by operation of law. The rights assigned by this paragraph also include, without limitation, the right to sue for, settle or release any past, present or future infringement of any copyright, the same to be held and enjoyed by KODAK, its successors and assigns to the same extent that it would have been held and enjoyed by FPDI if this assignment had not been made.

FPDI authorizes and requests the Register of Copyrights or head of any foreign Copyright Office to issue all copyright registrations which may issue on an application for the Assigned Software to KODAK, its successors and assigns, in accordance with this assignment.

3.   ASSIGNMENT/SUBLICENSE OF THIRD PARTY SOFTWARE

3.1. FPDI has identified to Kodak only two (2) licenses for Third Party Software described in Appendix 2 that are necessary to operate with the Assigned Software. Prior to payment for the DIVA Medical Software hereunder, at KODAK's request, FPDI shall execute or cause to be executed satisfactory assignments or sublicenses (as in the case of the Oracle license) of all of the Third Party Software to KODAK at terms no less favorable than those currently enjoyed by FPDI.

4.   PAYMENTS.

4.1. In consideration of the Assigned Software acquired, licensed, or sublicensed hereunder, KODAK shall remit to FPDI the total payment of Eight hundred fifty thousand U.S. dollars ($850,000 U.S.) as set forth below and provide training to certain FPDI employees as described in Section 7 below.

4.2. Eight hundred thousand dollars ($800,000) of such payment is due and payable ten (10) days after receipt of an invoice from FPDI and completion of the following:

     a. Receipt and functional verification by KODAK of all of the Assigned Software;

     b. If requested by KODAK, satisfactory assignment or sublicense of all of the Third Party Software to KODAK at terms no less favorable than those currently enjoyed by FPDI;

     c. Payment to KODAK of its pro-rated share of any pre-payments received by FPDI from Software Support Customers for software support services to be provided by KODAK after the Effective Date; and

     d. Acceptance of KODAK's employment offers by each of the DIVA Medical Software Employees.

4.3. Following completion of all of the items listed in Section 4.2, the remaining fifty thousand dollars ($50,000) of the amount specified in Section
4.1 will be payable ten (10) days after receipt of an invoice from FPDI and completion of the following:

     a. Commencement date of employment with Kodak by the two FPDISAS employees referenced in Section 7.4, provided such commencement date is no later than July 1, 2003; and;

     b. Receipt and functional verification by KODAK of all of the DIVANet Software described in Section 7.4.

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

5.   USE OF FPDI TRADEMARKS

5.1. FPDI grants to KODAK a fully-paid, non-exclusive worldwide license to use any of FPDI or FPDISAS' trademarks included as part of Assigned Software for any of KODAK's business purposes in the Medical Imaging and Information Management Market for a period not to exceed six months from the Effective Date in order to allow KODAK adequate time to remove such trademarks from the Assigned Software and Licensed Software for future versions of the DIVA Medical Software.

5.2. FPDI grants to KODAK a fully-paid, non-exclusive worldwide license to use any of FPDI or FPDISAS' trademarks included as part of Assigned Software for software support services for the Software Support Customers that KODAK has agreed to service throughout the period of KODAK's service obligation.

6. SALES/SERVICE REVENUE FROM DIVA MEDICAL SOFTWARE

6.1. All sales and service revenue resulting from customer signed agreements for the purchase of or service support of DIVA Medical Software that were fully executed and delivered prior to the Effective Date shall vest in FPDI. This does not apply to any service revenue prepaid by the customer for which KODAK will provide software support following the Effective Date. For all such service revenue, FPDI shall pay KODAK a pro-rated share directly proportional to the fraction of service period obligation for which KODAK has service responsibility to Software Support Customers.

6.2. All sales and service revenue resulting from customer agreements for the purchase of or service support of DIVA Medical Software that are fully executed on or after the Effective Date shall vest in KODAK.

7. EMPLOYEE HIRING/TECHNOLOGY TRANSFER/CONTINUED DEVELOPMENT

7.1. FPDI acknowledges and agrees that Kodak's hiring of all of the DIVA Medical Software Employees is critical to KODAK's future commercial use of the DIVA Medical Software. Therefore, FPDI will use its best efforts to encourage all such DIVA Medical Software Employees to accept employment with KODAK.

7.2. In no event will KODAK be liable in any way for past or future compensation, pensions, benefits, expense reimbursement, car leases, living expenses, or any other payments of any kind owed to the DIVA Medical Software Employees ("Employee Benefits") while employed by FPDI, FPDISAS, or any previous employer. FPDI will hold harmless and indemnify KODAK, its subsidiaries and affiliated entities from any claims, demands, actions, judgments or settlements by the DIVA Medical Software Employees and any other past or current FPDISAS employees for Employee Benefits while employed by FPDISAS, FPDI or any previous employer.

     7.2.2. Kodak's employment offers to each of the DIVA Medical Software Employees will allow such Employees to take in 2003 the vacation days they accumulated with FPDISAS in years 2002 and 2003 (25 days per employee) on a "leave of absence basis" meaning that the DIVA Medical Software Employees may take up to twenty-five (25) days' vacation as KODAK employees in 2003. FPDI represents that such Kodak offers will resolve all potential claims by or liabilities to the DIVA Medical Software Employees relating to vacation time accrued while such Employees were employed by FPDISAS.

7.3. Following the Effective Date of this Agreement and the hiring of all or substantially all of the DIVA Medical Software Employees, KODAK shall provide to certain FPDI employees and contractors the following training for DIVA Non-Medical Market Software:

     7.3.1. For a period of two consecutive weeks (ten business days) beginning on May 15, 2003, KODAK, through a certain number of the DIVA Medical Software Employees, shall provide a one on one transfer of knowledge relating to the DIVA Non-Medical Market Software to certain FPDI employees and contractors on a regular full-time basis (eight (8) hours per business day) at the FPDISAS facility in Toulouse, France. This knowledge transfer will include detailed instructions on the organization of source code, review of software architecture, functional design, implementation details, etc. This process may be separated by modules, such as Actor, Manager, GUI, Interfaces, etc. The instructions shall also include project builds for both the UNIX and Windows Operating Systems, compilation instructions, versioning, and the use of all software utilities and tools.

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

     7.3.2. For a period of ten consecutive weeks immediately following the initial two week period described above, KODAK, shall make available by phone conference or e-mail a certain number of the DIVA Medical Software Employees for up to one-third of their working time to continue the knowledge transfer described above to the designated FPDI employees and contractors.

     7.3.3. For a period of a maximum of six consecutive months following the ten week period described above, KODAK, shall make available for phone and e-mail consultation a certain number of the DIVA Medical Software Employees during France's regular business hours to continue the knowledge transfer described in Section 7.3(a) to the designated FPDI employees up to a maximum of 300 KODAK labor hours.

     7.3.4. KODAK shall have no liability for paying any of FPDI's expenses for any of the training provided hereunder, including without limitation, travel, living expenses, or salaries of FPDI's employees.

     7.3.5. The obligations in Paragraph 7.3 represent KODAK's entire liability with respect to its training obligations to FPDI hereunder. Any additional training requested will be offered at KODAK's sole discretion and will be billed at $300 per hour and will be provided under other terms to be negotiated in good faith.

     7.3.6. In the event of a dispute between the parties as to whether KODAK fulfilled its obligations under this Section 7.3, the parties will participate in the following escalation and dispute resolution process:

          i. FPDI will send written notice to KODAK that it wishes to escalate the dispute to the next level of KODAK management. Within ten (10) days of the date of such notice, Kodak will appoint a manager at least one level above the management level at which the dispute was previously discussed to meet face to face or by conference call with FPDI's designated representative. Such meeting or conference call will take place within seven (7) business days from the end of the ten (10) day notice period referenced above.

          ii. If the FPDI designee and the appointed KODAK manager are unable resolve the dispute within fourteen (14) days of the meeting or conference call referenced above, the President or Chief Operating Officer of Kodak's Health Imaging division will meet face to face or conduct a conference call with FPDI's designee within seven (7) days thereafter.

          iii. If the President or Chief Operating Officer of KODAK's Health Imaging division and FPDI's designee are unable to resolve the dispute within fourteen (14) days after such meeting or conference call, both parties will be free to pursue the dispute in the U.S. courts.

7.4. KODAK acknowledges and fully supports FPDI and KODAK's mutual desire to complete the development of new DIVA software known as DIVANet and all dependent and related software ("DIVANet Software"). Therefore, KODAK agrees to permit DIVA Medical Software Employees Marc Laurentin and Beranger Gonnet, following their acceptance of employment offers from Kodak, to remain employed by FPDISAS in order to complete work on the DIVANet Software and other work required by FPDI until June 30, 2003. Both KODAK and FPDISAS employees shall work jointly to develop the DIVANet Software and other DIVA-related software until completion of the first release version of such DIVANet Software but in no event later than June 30, 2003. For a period of up to one (1) calendar month following such first release (or work product created as of June 30, 2003), and in no event later than July 31, 2003, KODAK shall provide testing services for both the Medical Imaging and Information Management Market and Non-Medical Market versions of the DIVANet Software, and shall use commercially-reasonable efforts to provide an update, if necessary, that corrects bugs and fundamental operational issues in such DIVANet Software. Regardless of which party creates any particular part of the DIVANet Software or other DIVA-related software until July 31,2003, KODAK and FPDI agree to assign their respective rights and interests as follows:

     7.4.1. KODAK shall be the owner of all right, title, and interest in and to the DIVANet Software and other DIVA-related software for the Medical Imaging and Information Management Market, including the copyright and all related intellectual property rights therein; and

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

     7.4.2. FPDI shall be the owner of all right, title, and interest in and to the DIVANet Software and other DIVA-related software for Non-Medical Imaging and Information Management Market applications, including the copyright and all related intellectual property rights therein.

7.5. Effective August 1, 2003 and thereafter, each party shall own all right, title, and interest in and to the intellectual property created by its own employees and contractors with no licensing rights granted to the other party, unless otherwise agreed in a separate written agreement.

8.   SOFTWARE SUPPORT OBLIGATIONS

8.1. KODAK shall assume FPDI's software support obligations to the customers listed in Appendix 4. FPDI shall assign or cause to be assigned to KODAK any executed contracts with such customers, including any payment obligations, and shall fully describe in writing any oral agreements and/or understandings with such customers to KODAK prior to KODAK's obligation for payment to FPDI under
Section 4.2.

8.2. KODAK shall have no liability to provide any of FPDI's software support services to customers except for those customers listed in Appendix 4 and only to the extent those services have been disclosed to KODAK in writing under this Agreement. Notwithstanding the foregoing, KODAK is willing to provide support services through a subcontracting arrangement with FPDI under terms to be negotiated in good faith for the following four current FPDI customers:

     CHU Bordeaux (France); CHU Besancon (France); Saint Benoit (France); Neuchatel (Switzerland).

9.   NON-COMPETITION

9.1. FPDI acknowledges and agrees that KODAK is obligated under this Agreement to pay good and valuable consideration for the assignment of the DIVA Medical Software. Therefore, FPDI and its successors/assigns agree that for a period of seven (7) years from the Effective Date of this Agreement, FPDI and its successors/assigns shall not offer to sell or license/distribute any software product, or provide services that utilize any software product with functionality to store digital data, to the Medical Imaging and Information Management Market.

9.2. KODAK and its successors/assigns shall not offer to sell or license/distribute the Assigned Software, or provide services that utilize the Assigned Software, to customers in the Non-Medical Imaging and Information Management Market.

10.  WARRANTY AND REPRESENTATIONS

10.1. FPDI represents and warrants that the items listed in Appendices 1 and 2 are the complete components of DIVA Medical Software applications in all formats, associated documentation, and tools necessary for KODAK to successfully operate and commercially exploit the DIVA Medical Software.

10.2. FPDI represents and warrants that there is no Open Source software code contained in the DIVA Medical Software.

10.3. FPDI represents and warrants that as of the Effective Date, there are no past royalties owed for Third Party Software.

10.4. FPDI represents and warrants that the individuals listed in Appendix 3 as the DIVA Medical Software Employees are knowledgeable in the development, use, maintenance, and/or marketing of DIVA Medical Software.

10.5. FPDI represents and warrants that there are no outstanding obligations to any of the DIVA Medical Employees which KODAK would be obligated to satisfy provided that Kodak will include in its offers to the DIVA Medical Employees the conditions set forth in Section 7.2.2 of this Agreement.

10.6. FPDI represents and warrants that there are no other customers other than the Software Support Customers listed in Appendix 4 for which KODAK would be obligated to provide software support services of any kind.

10.7. FPDI represents that as of the Effective Date, no claim has been made or alleged against the Assigned Software that such Software infringes the intellectual property rights of any third party. Except for all of the foregoing representations in Section 10, however, all software programs are provided "AS IS", and without warranty of any kind. FPDI DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.8 FPDI represents and warrants that there are no known past, current, or future financial obligations from any party involving any commercial use of the Assigned Software for which KODAK would be obligated to pay, other than those obligations mentioned herein.

11.   INDEMNITY.

11.1. KODAK assumes responsibility for its own use of the Assigned Software under this Agreement, and will indemnify and defend FPDI against any claim of a third party resulting from such use, and pay any costs and damages, including reasonable attorneys fees, that a court finally awards against FPDI or FPDISAS as a result of such claim, provided that FPDI gives KODAK prompt written notice of such claim and tenders to KODAK the defense and all related settlement negotiations.

11.2. FPDI retains responsibility for its own use of the DIVA Non-Medical Market Software, and will indemnify and defend KODAK against any claim of a third party resulting from such use, and pay any costs and damages, including reasonable attorneys fees, that a court finally awards against KODAK as a result of such claim, provided that KODAK gives FPDI prompt written notice of such claim and tenders to KODAK the defense and all related settlement negotiations.

12.   TERMINATION.

12.1. FPDI may void any assignment or terminate any license granted to KODAK hereunder for KODAK's failure to make the payment specified in Section 4 above.

13.   MISCELLANEOUS.

13.1. This Agreement shall be construed in accordance with the laws of the State of New York without regard to its conflict of laws principles.

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

13.2. Nothing in this Agreement is to be construed as an assignment or grant of any right, title or interest in any trademark, copyright, design or trade dress or patent right beyond the assignments or licenses expressly granted.

13.3. The parties are independent contractors under this Agreement. Neither party has the authority and may not directly or indirectly contract for any obligations of any kind in the name of or chargeable against the other party without that party's consent.

13.4. All notices provided for herein shall be given in writing by personal delivery, registered mail, or by facsimile with confirmation by registered mail, addressed to the party to be notified at the address specified above for such party.

13.5. This Agreement or any one or more of its Appendices may be assigned to a parent or subsidiary of a party, or to a third party acquiring substantially all of the assets of a party, provided that prior to such assignment the other party has granted its written consent to the assignment, and further provided that neither party may unreasonably withhold its consent to a request for assignment. Except as provided above, neither this Agreement nor any Appendix may be assigned to a third party.

13.6. This Agreement and the Appendices are the entire Agreement between the parties in connection with the matters set forth herein. This Agreement may only be amended in writing signed by both parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers.

EASTMAN KODAK COMPANY                        FRONT PORCH DIGITAL, INC.

/s/    DANIEL KERPELMAN                      /s/ DONALD MAGGI
----------------------------                 ----------------
Authorized Signature                         Authorized Signature

Daniel Kerpelman / Vice President            Don Maggi / Chief Executive Officer

APRIL 23, 2003                               APRIL 22, 2003
--------------                               --------------
Date Signed                                  Date Signed

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                                   Appendix 1
                                ASSIGNED SOFTWARE

1.1 All source code and materials listed in "DIVA SOURCE CODE, DOCUMENTATION AND PACKAGING List" dated April 15, 2003 (provided to Kodak by FPDI) which list is incorporated herein by reference; and

1.2 The DIVANet work product under development for the Medical Imaging and Information Management Market and software related to DIVANet , including but not limited to:

      a.    all of its underlying DIVAsan dependencies;

      b. other dependencies including the DIVAnet SDK, the DIVAnet API's, all related Graphical User Interfaces (GUI) and all associated tools and utilities;

      c. other modules, namely the File System Interface (Version 1.0) that uses VxFS and DMAPI, and the VACPconverter ported on to DIVAnet, the VACPconverter module for DIVAnet; and

      d. other related software updates resulting from the fine-tuning or completion of nearly developed modules. These include DIVAsan v5.5.

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                                   Appendix 2

                              Third Party Software

Merge Technologies, Inc.(only used with DIVA Medical Software) assignment to KODAK?

Oracle France SAS (also used with DIVA Non-Medical Market Software) sublicensed to KODAK

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                                   Appendix 3

                         DIVA MEDICAL SOFTWARE EMPLOYEES

GENERAL MANAGER
         Bernard ALGAYRES

SERVICE
         Stan KATOSSKY
         Project Manager

         Patrick LE DANOIS
         Medical Support

DIVA MEDICAL SALES
         Pierre Yves NECTOUX
         Medical Marketing and Sales mgt

         Fabien LOZACH
         Sales Medical

R&D
         Marc LAURENTIN
         DIVA R&D mgr

         Thomas HAUTESSERRES
         SW Engineer

         D. WENDLAND SW Engineer

         B. GONNET SW Engineer

         Jean-Marc TOUCAS
         Tech leader

         Gaetan BUCHETET
         SW Engineer

         Damien JEANDEL
         Integration Specialist

         Thierry JOUSSET
         SW Q&A tests

                                   Appendix 4

                           Software Support Customers

LIST OF KODAK-FPDI MEDICAL CUSTOMERS UNDER SUPPORT

-------------------------------------------------------------------------------------------------------------------
CUSTOMER               SOFTWARE       CONTRACT TYPE             PARTNER      DATE             CURRENT VALUE
                                                                             WARRANTY
                                                                             ENDS
-------------------------------------------------------------------------------------------------------------------
Delft Hospital         DIVA 5.4       First year Warranty      Kodak         August 2003      1000(euro)/month
(Netherlands)                         Business hours
-------------------------------------------------------------------------------------------------------------------
Dijon Hospital         DIVA 5.2       First year Warranty      Kodak         June 2003        500(euro)/month
(France)
-------------------------------------------------------------------------------------------------------------------
Stavanger (Norway)     DIVA 5.4       First year Warranty      Kodak         March 2004       1000(euro)/month
                                      Business hours
-------------------------------------------------------------------------------------------------------------------
Sundswall (Sueden)     DIVA 5.4       First year Warranty      Kodak         December 2003    250(euro)/month
                                      Business hours
-------------------------------------------------------------------------------------------------------------------
ImageRive              DIVA 5.4       First year Warranty      Kodak         December 2003    250(euro)/month
(Switzerland)                         Business hours
-------------------------------------------------------------------------------------------------------------------

NOTES:

      o All of the above FPDI-KODAK common customers are under first year warranty. Under FPDI revenue recognition schedule, 10% of the initial software license price has been provisioned at start of project to be recognized monthly as support revenue during the warranty period.

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